EXHIBIT 99.1

CONTACT:
PETsMART Investor Line (623) 587-2025

PETsMART Media Hotline (623) 587-2177

PETsMART REPORTS SECOND QUARTER 2003 RESULTS

• EPS Up 26.7 Percent to $0.19 Per Share • Services Sales Grow 27.7%	• Comp Sales Up 7.9% • 2003 EPS Estimated at $0.91-$0.93

PHOENIX – Aug. 28, 2003 – PETsMART, Inc., today announced results for its second quarter, which ended August 4, 2003.

     The company reported second quarter net income of $28.1 million, or $0.19 per share on a diluted basis, compared with the second quarter of 2002 when the company reported net income of $21.5 million, or $0.15 per share, and had 6.7 million fewer shares outstanding.

     “Our performance in the second quarter of 2003 is a testament not just to the strength of our strategic initiatives, but to our industry-leading ability to execute against them, quarter over quarter and year over year,” said Phil Francis, chairman and chief executive officer. “We have a solid infrastructure in place, our store remodel program is nearly complete and generating ongoing results, and our grooming, pet training and customer service efforts continue to fuel our growth. Now, we’re in the process of testing and refining new initiatives designed not simply to maintain, but to build on the momentum we’ve created.”

     Net sales for the second quarter of 2003 were $725.8 million, compared to $651.5 million for the same period last year. Comparable store sales – or sales in stores open at least a year – grew 7.9 percent over the second quarter of last year, when the company turned in comparable store sales growth of 11.4 percent.

     Pet services sales for the second quarter were $50.4 million, up $10.9 million or 27.7 percent over the second quarter of last year, an increase that reflects the company’s work to develop superior grooming and pet training services and attract a loyal base of customers.

     Growth in pet services, combined with a continued product mix shift, again resulted in improved margins. For the second quarter of 2003, gross margins were 29.7 percent, up 113 basis points from the second quarter of 2002.

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PETsMART Announces Second Quarter 2003 Results 2-2-2-2

     Operating, general and administrative expenses were 22.8 percent of net sales, compared with 22.5 percent in the second quarter of last year. The company expects to begin to leverage expenses beginning at the end of the third quarter of 2003 and continuing into the fourth quarter.

     The company generated pre-tax income of 6.3 percent in the second quarter of 2003, compared with 5.4 percent during the same period last year. The company continues to project pre-tax income of 7 percent for the full year.

     PETsMART projects its third quarter 2003 comparable store sales at 8 to 9 percent, and estimates third quarter net income at approximately $0.19 to $0.20 per diluted share. Based on its strong performance in the first half of the year, the company now projects fiscal 2003 comparable store sales of 7 to 8 percent and earnings per share of approximately $0.91 to $0.93.

     The company opened 16 new stores, closed four locations and reformatted 63 stores in the second quarter of 2003, which compares with nine new stores, two store closures and 76 store reformats during the second quarter of 2002. PETsMART expects to open 26 new stores and close two locations in the third quarter of 2003. Planned reformats in the balance of the chain will be complete by the end of the third quarter of 2003.

     PETsMART management has scheduled a teleconference for 11:30 a.m. (EDT) today to discuss results for the second quarter of 2003, as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 888-428-4480 (within the United States) or 612-288-0318 (for international callers). A phone replay will also be available through September 12 at 800-475-6701 in the United States or at 320-365-3844 for international callers, code 690482.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petsmart.com.

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PETsMART Announces Second Quarter 2003 Results 3-3-3-3

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 600 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $24 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 1.5 million pets.

This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended		Twenty-Six Weeks Ended

	August 3, 2003	% of Sales	August 4, 2002	% of Sales	August 3, 2003	% of Sales	August 4, 2002	% of Sales

Net sales	$725,849	100.00%	$651,466	100.00%	$1,422,647	100.00%	$1,297,254	100.00%
Cost of sales	509,978	70.26%	465,075	71.39%	1,001,157	70.37%	929,325	71.64%

Gross profit	215,871	29.74%	186,391	28.61%	421,490	29.63%	367,929	28.36%
Operating expenses	136,733	18.84%	122,244	18.76%	268,560	18.88%	238,755	18.40%
General and administrative expenses	28,886	3.98%	24,364	3.74%	58,198	4.09%	48,287	3.72%

Operating income	50,252	6.92%	39,783	6.11%	94,732	6.66%	80,887	6.24%
Interest expense, net	(4,381)	-0.60%	(4,813)	-0.74%	(8,682)	-0.61%	(9,615)	-0.74%

Income before income tax expense	45,871	6.32%	34,970	5.37%	86,050	6.05%	71,272	5.49%
Income tax expense	17,775	2.45%	13,461	2.07%	33,344	2.34%	27,618	2.13%

Net income	$28,096	3.87%	$21,509	3.30%	$52,706	3.70%	$43,654	3.37%

Basic earnings per share	$0.20		$0.16		$0.37		$0.34

Diluted earnings per share	$0.19		$0.15		$0.36		$0.32

Weighted average number of shares outstanding — basic	141,186		133,718		140,704		129,640
Weighted average number of shares outstanding — diluted	146,522		139,853		145,597		139,163

Stores opened during each period	16		9		35		14
Stores closed during each period	(4)		(2)		(6)		(4)
Stores open at end of each period	612		570		612		570

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	Quarter Ended	FY 2002	Quarter Ended
	August 3,	February 2,	August 4,
	2003	2003	2002

Assets
Cash and cash equivalents	$238,355	$253,936	$144,096
Receivables, net	14,034	9,657	10,198
Merchandise inventories	281,333	257,090	262,713
Other current assets	58,231	60,728	43,945

Total current assets	591,953	581,411	460,952
Property and equipment, net	554,880	489,947	449,430
Deferred income taxes	24,544	25,798	23,806
Other assets	64,535	61,700	63,501

Total assets	$1,235,912	$1,158,856	$997,689

Liabilities and Stockholders’ Equity
Accounts payable	$124,877	$102,169	$110,628
Other current liabilities	144,617	178,731	132,647
Current portion capital lease obligations	4,862	7,564	9,727

Total current liabilities	274,356	288,464	253,002
Capital lease obligations	168,948	159,443	162,111
Other liabilities	36,713	29,750	27,658

Total liabilities	480,017	477,657	442,771

Stockholders’ equity	755,895	681,199	554,918

Total liabilities and stockholders’ equity	$1,235,912	$1,158,856	$997,689

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	For the 26 weeks ended

	August 3, 2003	August 4, 2002

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$52,706	$43,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,888	35,940
Other non cash adjustments	8,961	2,868
Changes in operating assets and liabilities, net	(31,929)	6,312

Net cash provided by operating activities	74,626	88,774

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(98,321)	(82,201)
Investment in PETsMART.com	—	(9,500)
Proceeds from sale of property	187	736

Net cash used in investing activities	(98,134)	(90,965)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of common stock	15,908	9,954
Other financing activities	(8,067)	(922)

Net cash provided by financing activities	7,841	9,032

EFFECT OF EXCHANGE RATE CHANGES ON CASH	86	144

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15,581)	6,985
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	253,936	137,111

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$238,355	$144,096